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                                                                   Exhibit 10.17

                        (SAIFUN SEMICONDUCTORS LTD. LOGO)

                           SAIFUN SEMICONDUCTORS LTD.

                        2005 EMPLOYEE STOCK PURCHASE PLAN

1.   PURPOSE.

     The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Ordinary Shares of the Company through accumulated payroll deductions.

     It is the intention of the Company to have the Plan qualify under varying tax regimes in the jurisdictions in which the Company or its Designated Subsidiaries have employees. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of applicable laws of each such jurisdiction.

     The Plan was adopted by the Board of Directors of the Company on June 7, 2005 and approved by the Company's shareholders on September 29, 2005.

2.   DEFINITIONS.

     2.1. "Board" shall mean the Board of Directors of the Company.

     2.2. "Change in Control" means any of the following shareholder-approved transactions to which the Company is a party:

          2.2.1. a merger or consolidation in which the Company is not the surviving entity, except for (i) a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated, form a holding company or effect a similar reorganization as to form and (ii) whereupon this Plan and all Reserves are assumed or substituted by the successor entity;

          2.2.2. the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause 2.2.1, above; or

          2.2.3. any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

     2.3. "Company" shall mean Saifun Semiconductors Ltd., a company incorporated under the laws of the State of Israel, or any successor thereof.

     2.4. "Compensation" shall mean (i) the total compensation paid in cash by the Company or a Designated Subsidiary, including, salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premium, plus (ii) any pre-tax-contributions made by the Employee; except, however, that "Compensation" shall exclude all non-cash items, expenses, reimbursement, moving or relocation allowances, cost-of-living equalization payments, car allowances, imputed income attributable to car, cellular or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit, option or stock plan, income attributable to the grant or exercise of stock options, and similar items. The
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Board shall have the authority to determine and approve all forms of pay to be included in or excluded from the definition of Compensation.

     2.5. "Designated Subsidiary" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

     2.6. "Discount Percentage" shall mean such discount percentage between 85% and 95%, as shall be determined by the Board.

     2.7. "Employee" shall mean any individual who is an employee of the Company or any Designated Subsidiary for tax purposes in the jurisdiction of the Company or such Designated Subsidiary. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or a Designated Subsidiary. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave, unless approved otherwise for the purpose of this Plan by the Board. Payroll deductions for an employee who has been on an unpaid leave of absence will resume at the same rate as in effect prior to such leave upon return to work unless changed by such employee or unless the employee has been on an unpaid leave of absence throughout an entire Offering Period, in which case the employee shall not be permitted to re-enter the Plan until an enrollment form is filed with respect to a subsequent Offering Period that commences after such employee has returned to work from the unpaid leave of absence.

     2.8. "Enrollment Date" shall mean a date prior to the beginning of an Offering Period, as specified by the Board, on which the eligibility for participation in the following Offering Period is determined.

     2.9. "Exercise Date" shall mean the last day of each Offering Period.

     2.10. "Fair Market Value" shall mean, as of any date, the value of an Ordinary Share determined as follows:

          2.10.1. the closing price of an Ordinary Share on the principal exchange on which Ordinary Shares are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day immediately preceding such date, or if Ordinary Shares were not traded on such date, then on the next preceding date of which a trade occurred, as reported in the Wall Street Journal, or such other source as the Board deems reliable;

          2.10.2. if the Ordinary Shares are not traded on an exchange but are quoted on the Nasdaq National Market System or a successor quotation system, the mean between the closing representative bid and asked prices for the Ordinary Shares on the trading day immediately preceding such date as reported by the NASDAQ National Market System or such successor quotation system; or

          2.10.3. if the Ordinary Shares are not publicly traded on an exchange and not quoted on the NASDAQ National Market System or a successor quotation system, the Fair Market Value of an Ordinary Share as established by the Board acting in good faith.

     2.11. "Initial Trading Date" shall mean the date on which Ordinary Shares commence trading on the Nasdaq National Market System.

     2.12. "Maximum Number of Shares" shall mean such number of the Company's


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Ordinary Shares determined by dividing (i) the Employee's payroll deductions accumulated prior to the Exercise Date and retained in the Employee's account as of the Exercise Date by (ii) an amount equal to the Discount Percentage of the Fair Market Value of an Ordinary Share on the Offering Date or if so determined by the Board, by a lower price per Ordinary Share, provided however, that such Maximum Number of Shares may be always adjusted by the Board pursuant to Section 18.

     2.13. "Offering Date" shall mean the first date of each Offering Period.

     2.14. "Offering Period" shall mean a period of approximately three (3) months during which an option granted pursuant to the Plan may be exercised. The first Offering Period will commence on the Initial Trading Date and terminate on the last Trading Day of the calendar quarter in which the Initial Trading Date occurs. Thereafter, subsequent Offering Periods, if any, will commence on the first Trading Day of each calendar quarter and terminate on the last Trading Day of that calendar quarter. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

     2.15. "Ordinary Shares" shall mean the Ordinary Shares, par value NIS 0.01 each, of the Company.

     2.16. "Plan" shall mean this 2005 Employee Stock Purchase Plan.

     2.17. "Purchase Price" shall mean an amount equal to the Discount Percentage of the Fair Market Value of an Ordinary Share on the Exercise Date, provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 18. Notwithstanding anything to the contrary, the Board shall be entitled to determine that the Purchase Price shall be an amount equal to the Discount Percentage of the lesser of (i) the Fair Market Value of an Ordinary Share on the Exercise Date, or (ii) the Fair Market Value of an Ordinary Share on the Offering Date, provided however, that the Purchase Price may be always adjusted by the Board pursuant to Section 18.

     2.18. "Reserves" shall mean (i) the number of Ordinary Shares covered by each option under the Plan which have not yet been exercised; and (ii) the number of Ordinary Shares which have been authorized for issuance under the Plan but not yet placed under option.

     2.19. "Subsidiary" shall mean any corporation (other than the Company) in which the Company directly or indirectly owns shares possessing fifty (50%) percent or more of the total combined voting power of all classes of shares in such corporation, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     2.20. "Trading Day" shall mean a day on which national stock exchanges are open for trading.

3.   ELIGIBILITY.

     3.1. Any Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan.

     3.2. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if his or her participation in the Plan is prohibited by any applicable law or by any collective bargaining agreement to which the Employee is subject.

4.   OFFERING PERIODS.


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     The Plan shall be implemented by consecutive Offering Periods with the first offering period commencing on the Initial Trading Date, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholders approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.   PARTICIPATION.

     5.1. An eligible Employee may become a participant in the Plan by completing an enrollment form designated by the Board (which may include such further provisions and limitations, as it may deem equitable and in the best interests of the Company), on or before the date which is two (2) weeks prior to the Enrollment Date or such other date designated by the Board.

     5.2. Payroll deductions for a participant shall commence on the first payroll following the first day of the Offering Period and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6.   PAYROLL DEDUCTIONS.

     6.1. At the time a participant files his or her enrollment agreement, he or she shall elect to have payroll deductions (or, when not allowed under any local law or regulation, another form of payment) made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period. Payroll deductions may be permitted on the basis of flat dollar contributions, or a percentage of compensation (in whole percentages only), as determined by the Board; if not determined otherwise by the Board, such deduction shall be a whole percentage of the Compensation.

     6.2. All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

     6.3. A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions by completing or filing with the Company a new enrollment form authorizing a change in payroll deduction rate. A participant shall make no more than one election to make a participation rate change per Offering Period. The Board may, in its discretion, further limit or expand the number of participation rate changes allowed during any Offering Period. The change in rate shall be effective with the first full payroll period following the administrative deadline established by the Company. A participant's enrollment form shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

     6.4. Notwithstanding the foregoing, to the extent necessary for the Company or any Designated Subsidiary to comply with any applicable law, a participant's payroll deductions may be refunded to the participant, or decreased to zero percent (0%), at any time in the sole discretion of the Board.

     6.5. At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Ordinary Shares issued under the Plan is disposed of, the participant must


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make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Ordinary Shares and any tax consequences arising therefrom shall be borne solely by the participant. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding or other tax obligations, including any withholding required to make available to the Company or any tax deductions or benefits attributable to sale or early disposition of Ordinary Shares by the Employee. The Company shall not be required to release any share certificate to an Employee until all required payments have been fully made, as evidenced in writing.

     6.6. The participant shall agree to indemnify the Company and any Designated Subsidiary that employs or engages the participant, if applicable and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Employee.

7.   GRANT OF OPTION.

     7.1. On the first day of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price as per section 2.17) up to a number of the Company's Ordinary Shares (the "EXERCISED NUMBER OF SHARES") determined by dividing (i) such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Employee's account as of the Exercise Date by (ii) the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3.2 and 13 hereof and, if so determined by the Board, to the limitations set forth in Section 7.2. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Sections 10 or 11 hereof. The option shall expire on the last day of the Offering Period.

     7.2. Notwithstanding anything to the contrary, the Board shall have the power to limit the number of Ordinary Shares that may be purchased by an Employee on account of a purchase option granted to an Employee to the Maximum Number of Shares, notwithstanding the Fair Market Value as of the Exercise Date. If the Board so determines, the Employee shall only be entitled to purchase such Exercised Number of Shares which shall not exceed the Maximum Number of Shares even if the Fair Market Value as of the Exercise Date is lower than the Fair Market Value as of the Offering Date and the Employee shall not be entitled to receive any return of payroll deductions credited to such Employee's account during the Offering Period.

8.   EXERCISE OF OPTION.

     8.1. Unless a participant withdraws from the Plan as provided in Sections 10 or 11 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of shares subject to option shall be purchased for such participant in accordance with the provisions of Section 7, at the applicable Purchase Price with the accumulated payroll deductions in his or her account. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her. No fractional shares shall be purchased unless otherwise determined by the Board; any payroll deductions accumulated in a participant's account under the Plan that are not sufficient to purchase a full share shall be retained in such account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Sections 10 or 11. In the case of the participant's


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death, any monies remaining in his or her account under the Plan after the
Exercise Date of an Offering Period shall be returned to the person or persons entitled thereto, in cash.

     8.2. Prior to exercise, the Employees shall have none of the rights and/or privileges of a shareholder of the Company in respect to any shares purchasable upon the exercise of any part of an option (including but not limited to voting right or dividend rights) nor shall they be deemed to be a class of shareholders or creditors of the Company under applicable law, including Sections 350 and 351 of the Israeli Companies Law - 1999.

     8.3. Upon exercise of an option, an Employee shall have no shareholder rights until the shares are issued, as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company (unless the shares are delivered electronically, in which case upon such delivery). The Company shall issue (or cause to be issued) such shares promptly after the option is exercised. No adjustment will be made for a dividend or other shareholders' right, for which the record date precedes the date of issuance of the shares, except as provided in Section 18 hereof.

9.   DELIVERY.

     As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant or its designated securities account or institution, as appropriate, of the shares purchased upon exercise of his or her option.

10.  WITHDRAWAL.

     10.1. A participant may withdraw from the Plan at any time by giving notice to the Company on the form designated by the Board, no later than two (2) weeks prior to the last day of any Offering Period, or on or before any other date designated by the Board. If a participant withdraws from the Plan, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new enrollment form as provided in Section 5.

     10.2. A participant's withdrawal from the Plan shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

     10.3. In the event a participant withdraws from the Plan prior to an Exercise Date, any payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant.

11.  TERMINATION OF EMPLOYMENT.

     Upon a participant's ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto and such participant's option shall be automatically terminated.

12.  INTEREST.

     No interest shall accrue on the payroll deductions of a participant in the Plan.

13.  STOCK.


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     13.1. Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof, the aggregate number of Ordinary Shares which shall be made available by the Company for (i) sale under the Plan; and (ii) allocation and exercise of options under the Company's 2003 Share Option Plan ((i) and (ii) shall be collectively referred to as the "AGGREGATE NUMBER OF SHARES"), shall not exceed fifteen million (15,000,000) shares. Notwithstanding the foregoing, the Aggregate Number of Shares shall be increased annually on January 1st by a number of Ordinary Shares equal to the lowest of (a) 4% of the total number of shares of the Company outstanding (on an as converted basis) as of December 31st of the preceding calendar year, (b) 1,333,333 Shares, subject to adjustment as provided in Section 18, or (c) number of Ordinary Shares determined by the Board. The allocation of the Aggregate Number of Shares and any increase thereof between the Plan and the Company's 2003 Share Option Plan shall be decided at the discretion of the Board. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. Any Ordinary Shares under the Plan, in respect of which the right hereunder of an Employee to purchase the same shall for any reason terminate, become cancelled, expire or otherwise cease to exist, shall again be available for grant through options under the Plan. Furthermore, Ordinary Shares subject to options which are adjusted pursuant to Section 18.1 and become exercisable with respect to shares of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder, subject to the share limit set forth in this Section 13.1. Shares which are actually or constructively delivered by the Employee or withheld by the Company upon the exercise of an option in payment of the exercise price thereof or tax withholding thereon may again be optioned, granted or awarded hereunder.

     13.2. Shares to be delivered to a participant under the Plan shall be registered in the name of the participant (or, if required under applicable law, in the name of a trustee for the benefit of the participant).

14.  ADMINISTRATION.

     The Plan shall be administered by the Board or a committee appointed by the Board to administer the Plan and to perform the functions set forth herein. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. In the event that a committee is appointed by the Board, any decision of the committee regarding the Plan shall have the same effect as a decision by the Board, subject to the provisions of any applicable law. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

15.  TRANSFERABILITY.

     Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, or the laws of descent and distribution) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Sections 10 or 11 hereof.


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16.  USE OF FUNDS.

     All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.  REPORTS.

     Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased (and the Maximum Number of Shares, if applicable) and the remaining cash balance, if any.

18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE.

     18.1. Changes in Capitalization and Distributions. Subject to any required action by the shareholders of the Company, the Board shall, in such manner as it may deem equitable, proportionately adjust any or all of the Reserves, the maximum number of shares each participant may purchase per Offering Period (pursuant to Section 7), as well as the price per share and the number of Ordinary Shares covered by each option under the Plan which has not yet been exercised, following any increase or decrease in the number of issued Ordinary Shares resulting from a stock split, reverse stock split, stock dividend or other stock distribution, recapitalization, reorganization, combination or reclassification of the Ordinary Shares, or any other increase or decrease in the number of Ordinary Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Ordinary Shares subject to an option (subject to the provisions of Section
7).

     18.2. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company in a transaction not covered by the exceptions to clause 18.3, the Offering Period then in progress shall be shortened by setting a new Exercise Date (for purposes of this paragraph only, the "NEW EXERCISE DATE"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Sections 10 or 11 hereof.

     18.3. Merger or Asset Sale. In the event of (i) a proposed merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated, form a holding company or effect a similar reorganization as to form; or (ii) a proposed sale of all or substantially all of the assets of the Company, each outstanding option shall be assumed or an


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equivalent option substituted by the successor corporation or a parent or
Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (for purposes of this paragraph only, the "NEW EXERCISE DATE"). The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Sections 10 or 11 hereof.

     18.4. Plan Termination. Notwithstanding anything to the contrary set forth herein, in the event of any Change in Control or other event described in this
Section 18 which results in Ordinary Shares or other securities of the Company being exchanged for or converted into cash, securities (including securities of another corporation) or other property, the Board will have the right to terminate this Plan as of the date of the event or transaction, in which case all Ordinary Shares covered by each option under the Plan which has not yet been exercised shall, at the option of the Board (i) become the right to receive such cash, securities or other property, net of any applicable exercise price; or
(ii) shall terminate, in which case, any payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant.

     18.5. Further Actions. In addition to and without derogating from the provisions of section 18.1 - 18.4, in the event of (i) any Change in Control,
(ii) other event described in Section 18, (iii) any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate or (iv) of changes in applicable laws, regulations or accounting principles, the Board, in its sole discretion, and on such terms and conditions as it deems appropriate, is authorized to take any one or more of the following actions or determinations, with respect to the outstanding option under this Plan, by action taken prior to the occurrence of the event, or at any other time, whenever the Board determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any outstanding option under this Plan, to facilitate such transactions or events, or to give effect to such changes in laws, regulations or principles:

          18.5.1. that the outstanding option shall be purchased for an amount of cash equal to the amount that could have been attained upon the exercise of such outstanding option or the realization of the Employee's rights had such outstanding option been currently exercisable or payable;

          18.5.2. that the outstanding option shall be replaced with other rights or property selected by the Board in its sole discretion;

          18.5.3. that the outstanding option cannot be exercised after such event, in which case, any payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant;

          18.5.4. that, for a specified period of time prior to such transaction or event, such outstanding option shall be exercisable as to all Ordinary Shares covered thereby, notwithstanding anything to the contrary in this Plan or the provisions of such outstanding option;


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          18.5.5. that upon such event, such outstanding option shall be assumed by the successor corporation, or a parent or subsidiary thereof, or shall be substituted for by a similar outstanding option covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

19.  AMENDMENT OR TERMINATION.

     19.1. The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination shall affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in
Section 18 and Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain shareholder and governmental approvals in such a manner and to such a degree as required.

     19.2. Without shareholders consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to add or delete Designated Subsidiaries to be eligible to participate in the Plan, change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Ordinary Shares for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     19.3. The Plan may not be amended in any way which would cause options issued under the Plan to fail to meet the requirements of applicable law.

20.  NOTICES.

     All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.  CONDITIONS UPON ISSUANCE OF SHARES.

     21.1. Compliance with Applicable Laws. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     21.2. Holding Period after Exercise of Option. Shares issued as a result of the exercise of an option under this Plan will be subject to a holding period of six (6) months from the date of


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
exercise. During this holding period, the shares may not be sold or transferred by the Employee. The Board, at its sole discretion, may change or eliminate this holding period.

     21.3. Limitations on Shares. Shares issued as a result of the exercise of an option under this Plan will be subject to the terms and limitations contained in the corporate documents of the Company, as amended from time to time; to limitations imposed on holders of Ordinary Shares in any shareholders agreement; and, in the event that the Company's shares shall be registered for trading in any public market, to certain limitations (including lock-up period and stop transfer restrictions), as will be requested by the Company or its underwriters, and by exercise of the options granted hereunder, the participant unconditionally agrees and accepts any such limitations.

     21.4. Representations. As a condition to the exercise of an option, the Company may require a person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of the counsel of the Company, such a representation is required by any of the aforementioned provisions of law. Furthermore, the Company shall have the authority to endorse upon the certificate or certificates representing the shares such legends referring to the foregoing restrictions, and any other applicable restriction, as it may deem appropriate.

22.  TERM OF PLAN.

     The Plan shall become effective on the Initial Trading Date, subject to approval by the shareholders of the Company within twelve (12) months of the date on which the Plan is adopted by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof.

23.  GOVERNING LAW.

     This Plan shall be governed by the laws of the State of Israel, without giving effect to the principles of conflict of laws thereof.

24.  NO ENLARGEMENT OF EMPLOYEE RIGHTS.

     Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Company or any Designated Subsidiary, or to interfere with the right of the Company or Designated Subsidiary to discharge any Employee at any time.

25.  RULES FOR ISRAELI AND FOREIGN JURISDICTIONS.

     25.1. With respect to Israeli residents employees of the Company or any Designated Subsidiary, the Plan may qualify, at Company's option, under any tax route of Section 102 of the Israeli Tax Ordinance (as amended) or under any tax ruling given in this matter by the Israeli tax authorities (if any). Notwithstanding any other provision of this Plan, the grant of options and issuance of shares hereunder is subject to any rules, regulations and limitations of applicable law resulting from the tax route elected by the Company or as promulgated by such tax ruling (if any). As a condition for grant of options and issuance of shares hereunder, the participant shall execute any document and assume any obligation required by the Company in order to comply with such rules, regulations and limitations, including any trust arrangement (if applicable).

     25.2. The Board may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. The Board may also adopt sub-plans applicable to particular Designated Subsidiaries or locations. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

26.  SEVERABILITY.

     If any term or other provision of this Plan is determined to be invalid, illegal or incapable of being enforced by any applicable rule, regulation or law, the invalidity of such term or provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect.


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